Humana Inc.
500 West Main Street
Louisville, KY 40202
http://www.humana.com

news release

FOR MORE INFORMATION, CONTACT:

Tom Noland
Humana Corporate Communications
Phone: (502) 580-3674
E-MAIL:  tnoland@humana.com

Regina Nethery
Humana Investor Relations
Phone: (502) 580-3644
E-MAIL:  rnethery@humana.com

Humana announces settlement of physician class action litigation

LOUISVILLE, Ky. - Oct. 18, 2005 - Humana Inc. (NYSE: HUM) today announced it has reached an agreement with representatives of more than 700,000 physicians to settle a nationwide class action suit that has been pending in U.S. District Court in Miami for more than six years. The agreement must be approved by U.S. District Judge Federico Moreno.

Pursuant to the settlement, Humana has agreed to pay $40 million to physicians. In addition, Humana has agreed to pay up to $18 million in legal fees to be determined by the court. In connection with the settlement and other related litigation costs, Humana will record pretax expenses of approximately $72 million (approximately $45 million after taxes or $0.27 per diluted common share) during the third quarter 2005.

"Humana is pleased that we have been able to reach an agreement to settle this litigation," said Michael B. McCallister, Humana's president and chief executive officer. "We have devoted significant time and resources to improving the quality and timeliness of our transactions with physicians who care for our health plan members. Humana has undertaken systems and infrastructure improvements in connection with how the company relates to providers, enhancing, among other things, the speed and accuracy of claims reimbursement to providers, setting the stage for real-time adjudication of claims filed electronically. This has all been part of Humana's ongoing efforts to strengthen its collaborative relationships with providers." The settlement recognizes that Humana has spent in excess of $75 million on these types of initiatives.

As previously announced, Humana will release its financial results for the third quarter 2005 on October 31, 2005. The company will also host a conference call and virtual slide presentation at 9:00 a.m. eastern time that same morning to discuss its quarterly results and financial earnings guidance. Details regarding the conference call and virtual slide presentation are available via the Investor Relations page of the company's web site (www.humana.com).

Cautionary Statement

This news release contains forward-looking statements. The forward-looking statements herein are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in the company's Form 10-K for the year ended December 31, 2004 and its Form 10-Qs for the quarters ended March 31, 2005 and June 30, 2005, as filed by Humana with the Securities and Exchange Commission.

About Humana

Humana Inc., headquartered in Louisville, Kentucky, is one of the nation's largest publicly traded health benefits companies, with approximately 7 million medical members. Humana offers a diversified portfolio of health insurance products and related services - through traditional and consumer-choice plans - to employer groups, government-sponsored plans, and individuals.

Over its 44-year history, Humana has consistently seized opportunities to meet changing customer needs. Today, the company is a leader in consumer engagement, providing guidance that leads to lower costs and a better health plan experience throughout its diversified customer portfolio.

More information regarding Humana is available to investors via the Investor Relations page of the company's web site at http://www.humana.com, including copies of:

  Annual report to stockholders;
  Securities and Exchange Commission filings;
  Most recent investor conference presentation;
  Quarterly earnings news releases;
  Replays of most recent earnings release conference call;
  Calendar of events (includes upcoming earnings conference call dates, times, and access number, as well as planned interaction with institutional investors);
  Corporate Governance Information.